Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 30, 2024, with respect to the consolidated financial statements of Fusion Fuel Green plc, incorporated herein by reference.

/s/ KPMG

Dublin, Ireland
November 21, 2025